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EXHIBIT 3.2

     CANADA                                       NUMBER
PROVINCE OF BRITISH COLUMBIA                      194694

Province of British Columbia

Ministry of Consumer and Corporate Affairs

REGISTRAR OF COMPANIES

COMPANY ACT

Certificate

I HEREBY CERTIFY THAT

                   PRYME ENERGY RESOURCES LTD.

HAS THIS DAY CHANGED ITS NAME TO THE NAME

                      NEWJAY RESOURCES LTD.

GIVEN UNDER MY HAND AND SEAL OF OFFICE AT VICTORIA, BRITISH
COLUMBIA, THIS 23RD DAY OF AUGUST, 1985


                              /s/ Roberta J. Lowdon
                              ------------------------------
                              ROBERTA J. LOWDON
                              DEPUTY REGISTRAR OF COMPANIES